FOR IMMEDIATE RELEASE
Contacts:

Robert Apple, Chief Operating and Financial Officer        Don Weinberger
INKINE PHARMACEUTICAL COMPANY, INC.                        WOLFE AXELROD
(215) 283-6850                                             WEINBERGER ASSOC. LLC
                                                           (212) 370-4500
                                                           don@wolfeaxelrod.com

               INKINE ANNOUNCES SECOND QUARTER FINANCIAL RESULTS:
                 REPORTING PROFITABILITY AND POSITIVE CASH FLOW

                          - SECOND QUARTER HIGHLIGHTS -


        - REPORTED $5.3 MILLION IN REVENUE FOR Q2 2004, COMPARED TO $3.4
                             MILLION FOR Q2 2003 -

        - ACHIEVED 12% PRODUCT REVENUE GROWTH AND 13% PRESCRIPTION GROWTH
                                 OVER Q1 2004 -

           - ANNOUNCED POSITIVE RESULTS IN PHASE IV STUDY OF LOW DOSE VISICOL(R) IN TREATMENT OF CHRONIC CONSTIPATION -

       - ANNOUNCED POSITIVE RESULTS IN PHASE II CLINICAL TRIAL OF ADVANCED GENERATION PURGATIVE PRODUCT, INKP-102, FOR USE PRIOR TO COLONOSCOPY -

BLUE BELL, PA AUGUST 5, 2004 -- INKINE  PHARMACEUTICAL  COMPANY,  INC.  (NASDAQ:
INKP) today announced its second quarter financial results, reporting revenues of $5.3 million and $9.9 million for the quarter and six-months ended June 30, 2004, compared to $3.4 million and $5.9 for the same periods last year. For the quarter and six-months ended June 30, 2004, the Company reported net income of $1.1 million or $0.02 per share and $1.0 million or $0.02 per share, respectively, compared to losses of $2.4 million or $0.06 per share and $3.3 million or $0.09 per share for the quarter and six-months ended June 30, 2003.


"We are delighted to once again report our best quarter ever in terms of revenue and prescriptions," said Leonard S. Jacob, M.D., Ph.D., Chairman and Chief Executive Officer of InKine. "We are excited by the growth trends we are experiencing and expect these trends to accelerate as we continue to aggressively bring the Visicol(R) message to patients and physicians. On the development side, we have recently completed two important studies with positive results, a Phase IV for the use of Visicol(R) in patients with constipation and a Phase II for our advanced generation purgative. Our investment in these development initiatives will be instrumental in growing and extending our franchise," added Dr. Jacob.


   REVENUE AND GROSS PROFIT:

     o Product revenues for the quarter ended June 30, 2004 were $4.9 million, a 46% increase over product revenues of $3.3 million for the same period last year. Both distributor sales and prescription levels increased as a result of intensified focus on sales and marketing efforts, which continue to enhance market awareness and acceptance of Visicol(R). Approximately 118,000 prescriptions were filled for Visicol(R)during the second quarter of 2004, which represents a 13% increase from the previous quarter and a 33% increase from the same quarter last year. Factory sales grew by 12% in the second quarter compared to the first quarter. In addition to product revenue, the
          Company recognized $0.4 million in other revenue, which was attributable to revenues from the second position detail of VSL#3(R), a probiotic that is effective in treating certain gastrointestinal disorders.

     o The Company's gross profit on product revenue was 87% and 88% for the quarter and six-month periods ended June 30, 2004, compared to 86% and 85% for the same periods a year ago.

"We are profitable, cash flow positive and debt free," said Robert F. Apple, Chief Operating and Financial Officer of InKine. "We believe we are just beginning to realize the benefits of many of the sales and marketing initiatives we put into place earlier this year. Our message to gastroenterologists and patients is consistent, concise and clear - Visicol(R) is the preferred purgative. In fact, in just three and a half years, Visicol(R) is the number one prescribed purgative in seven territories and the number two prescribed purgative in the entire market. Our sales organization is trained and equipped to deliver the Visicol(R) message with increasing confidence and success," added Mr. Apple.

   COSTS AND EXPENSES:

     o Research and development costs were $1.0 million and $2.0 million for the quarter and six-months ended June 30, 2004, compared to $0.4 million and $0.8 million for the same periods a year ago. The increases were the result of higher development costs associated with the MCC-free new generation purgative tablet (INKP-102), along with higher personnel costs related to managing an increased scale of development activity.

     o Sales and marketing costs were $2.2 million and $4.1 million for the quarter and six-months ended June 30, 2004, compared to $1.5 million and $2.9 million for the same periods a year ago. The increases were the result of the growth in the size of the Company's internal sales force, along with increased marketing campaigns related to Visicol(R). As of June 30, 2004, InKine's internal sales force covered 45 territories with four district managers, compared to 36 territories and three district managers as of June 30, 2003.

     o General and administrative expenses were $0.7 million and $1.5 million for the quarter and six-months ended June 30, 2004, compared to $0.7 million and $1.2 million for the same period a year ago. The increase for the six-month period is the result of higher personnel, patent and insurance costs, along with an increase in legal and accounting fees associated with Sarbanes-Oxley compliance.

     o On March 15, 2004, the Company withdrew a public offering of six million shares of our common stock. The decision to withdraw the offering was made when it came to the Company`s attention that its certificate of incorporation did not contain any provision exempting the Company from providing preemptive rights in connection with certain securities offerings. On March 19, 2004, a purported class action lawsuit was filed in the Court of Common Pleas, Philadelphia County, on behalf of a putative class of holders of InKine equity shares who have purportedly been denied certain claimed preemptive rights during the last six years. The lawsuit names the Company as the defendant and seeks unspecified compensatory damages. In our statement of operations, we have included the $341,000 in expenses related to the withdrawn offering and $388,000 in legal costs related to preemptive rights and the lawsuit offset by a $500,000 payment from a third-party as reimbursement for these costs in the line item "Withdrawn public offering and litigation." Of the legal costs related to preemptive rights and the lawsuit, $188,000 was reimbursed as part of the $500,000 payment from the third-party. An additional $200,000 was expensed for unreimbursed legal costs up to our insurance deductible. The Company believes that it will continue to be entitled to reimbursement from third-parties for any costs, expenses and liabilities incurred in connection with the purported class action lawsuit. However, no assurance can be given that the Company will obtain such additional reimbursement or that any liability from the lawsuit will not be material.

     o Interest and other expense was minimal for the quarter and six-months ended June 30, 2004 due to the June 2003 conversion of the Company's long-term debt into shares of the Company's common stock. Interest and other expense was $0.3 million and $0.6 million for the quarter and six months ended June 30, 2003.

     o During the three and six-month periods ended June 30, 2003 the Company incurred non-cash charges of $2,355,000 and $2,822,000, respectively, related to the Company's previously outstanding June 2005 convertible notes.


     BALANCE SHEET:

     o The Company had $11.2 million in cash at June 30, 2004 compared to $10.4 million at December 31, 2003. The Company had no outstanding borrowings on its line of credit at June 30, 2004.


THE COMPANY WILL BE HOSTING A CONFERENCE CALL TODAY AT 11:00 AM EDT TO FURTHER DISCUSS THE SECOND QUARTER 2004 FINANCIAL RESULTS. TO PARTICIPATE PLEASE DIAL
(877) 709-8150 ABOUT FIVE TO TEN MINUTES PRIOR TO THE INITIATION OF THE TELECONFERENCE. THE CONFERENCE CALL WILL ALSO BE AVAILABLE ON REPLAY STARTING AT 1:00 PM EDT ON AUGUST 5, 2004, AND ENDING AT 5:00 PM EDT ON AUGUST 13, 2004. FOR THE REPLAY, PLEASE DIAL (877) 660-6853 (REPLAY ACCOUNT # 2658, REPLAY CONFERENCE # 113250). THE ACCESS NUMBER FOR THE REPLAY FOR INTERNATIONAL CALLERS IS (201) 612-7415 (REPLAY ACCOUNT # 2658, REPLAY CONFERENCE # 113250).

                      ------------------------------------
ABOUT INKINE PHARMACEUTICAL

INKINE PHARMACEUTICAL COMPANY, INC. is a publicly traded specialty pharmaceutical company focused on developing and commercializing pharmaceutical products for the diagnosis and treatment of gastrointestinal disorders. The Company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. The Company's franchise product, Visicol(R) is the only tablet purgative preparation indicated for bowel cleansing prior to colonoscopy. InKine's second product, IB-Stat(R), is an oral hyoscyamine spray for the treatment of a variety of indications. The Company is also promoting VSL#3(R), a probiotic that is effective in treating certain gastrointestinal disorders. Additionally, the Company is developing INKP-102, an advanced generation purgative, which recently completed Phase II clinical trials for bowel cleansing prior to colonoscopy, Visicol(R) for use as a laxative in treating patients with constipation and Colirest(TM), which is in clinical trials for the treatment of Crohn's disease. For further information, please visit InKine on its web site http://www.inkine.com.

In addition to historical facts or statement of current condition, this press release and other statements made from time to time by representatives of the Company contain or may contain forward-looking statements. Forward-looking statements provide InKine's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. InKine's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth in its reports on Form 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, InKine does not intend (and it is not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

                              - TABLES TO FOLLOW -



                       INKINE PHARMACEUTICAL COMPANY, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                  Three-Months Ended June 30,         Six-Months Ended June 30,
                                                                  ---------------------------         -------------------------
                                                                     2004              2003             2004              2003
                                                                    ------            ------           ------            ------

Product revenue.................................................. $  4,891           $ 3,339          $ 9,241           $ 5,875
Other revenue....................................................      375                49              658                49
                                                                    ------            ------           ------            ------
   Revenue.......................................................    5,266             3,388            9,899             5,924

Cost of goods sold...............................................     (652)             (472)          (1,143)             (861)
                                                                    ------            ------           ------            ------
   GROSS PROFIT..................................................    4,614             2,916            8,756             5,063
                                                                    ------            ------           ------            ------
Cost and expenses:
   Research and development......................................    1,036               448            1,958               789
   Sales and marketing...........................................    2,160             1,475            4,109             2,895
   General and administrative....................................      692               735            1,477             1,248
   Withdrawn public offering and litigation......................     (338)               --              229                --
                                                                    ------            ------           ------            ------
     OPERATING EXPENSES..........................................    3,550             2,658            7,773             4,932
                                                                    ------            ------           ------            ------
   INCOME FROM OPERATIONS........................................    1,064
                                                                                         258              983               131

Interest income and expense......................................       15              (277)              18              (614)

Debt conversion inducement, non-cash accretion and
   non-cash premium..............................................       --            (2,355)              --            (2,822)
                                                                    ------            ------          -------            -------
   NET INCOME (LOSS).............................................   $1,079           $(2,374)         $ 1,001           $(3,305)
                                                                    ======           =======          =======           ========

   NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED...............    $0.02           $ (0.06)         $  0.02           $ (0.09)
                                                                     =====           =======          =======           =======

    WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC..................   48,676            38,323           48,611            38,050
    WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED................   53,504            38,323           53,737            38,050



                           CONDENSED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                                                 June 30, 2004     December 31, 2003
                                                                                 -------------     -----------------
         ASSETS                                                                   (unaudited)

     Cash and cash equivalents........................................            $     11,154         $     10,442
     Accounts receivable..............................................                   1,752                1,170
     Inventory........................................................                   1,503                  780
     Other assets.....................................................                     818                  905
                                                                                  ------------         ------------

         TOTAL ASSETS.................................................            $     15,227         $     13,297
                                                                                  ============         ============

         LIABILITIES AND SHAREHOLDERS' EQUITY

     Accounts payable and accrued expenses............................            $      3,323         $      2,668
     Shareholders' equity ............................................                  11,904               10,629
                                                                                  ------------         ------------

         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...................            $     15,227         $     13,297
                                                                                  ============         ============



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